Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Resource Bankshares Corporation

We consent to incorporation by reference in the Registration Statement No. 373-101522 on form S-8 dated November 27, 2002, Registration Statement No. 333-68746 on Form S-8 dated August 31, 2001, Registration Statement No. 333-70412 on Form S-8 dated September 28, 2001, Registration Statement No. 333-80493 dated June 11, 1999 on Form S-8, and Registration Statement No. 333-58417 dated July 2, 1998 on Form S-8 of Resource Bankshares Corporation of our report dated January 31, 2003, relating to the consolidated balance sheets of Resource Bankshares Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders equity, and cash flows for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002 Annual Report on Form 10K of Resource Bankshares Corporation.

/s/ GOODMAN & COMPANY, L.L.P.

Norfolk, Virginia
March 27, 2003